Exhibit 10.37

[*]=CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

AMENDMENT TO LICENSE, DEVELOPMENT AND

COMMERCIALIZATION AGREEMENT

This AMENDMENT TO LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (the “Amendment”) is effective as of the 18th day of July, 2006 (“Effective Date of the Amendment”) by and between THERAVANCE, INC., a Delaware corporation, and having its principal office at 901 Gateway Boulevard, South San Francisco, California 94080, U.S.A. (“THERAVANCE”) and ASTELLAS PHARMA INC., a Japanese corporation, and having its principal office at 3-11, Nihonbashi-Honcho 2-chome, Chuo-ku, Tokyo 103-8411, Japan (“ASTELLAS”).

WHEREAS, THERAVANCE and ASTELLAS have entered into a LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT dated November 7, 2005 (the “Agreement”) pursuant to which ASTELLAS obtains a certain license from THERAVANCE to undertake development and commercialization activities with respect to THERAVANCE’s proprietary compound identified as TELAVANCIN, in collaboration with THERAVANCE for any country in the world except Japan, as well as an option with respect to THERAVANCE’s proprietary compound identified as TD-1792; and

WHEREAS, both THERAVANCE and ASTELLAS desire to include Japan in the Territory (as defined in the Agreement).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, THERAVANCE and ASTELLAS, intending to be legally bound, hereby agree as follows:

ARTICLE 1 : AGREEMENT TO REMAIN IN EFFECT

THERAVANCE and ASTELLAS each acknowledge and agree that the Agreement shall remain in full force and effect, and other than the changes and additions made thereto by this Amendment, no other terms of the Agreement are changed or added.  This Amendment shall supersede any conflicting provision in the Agreement.

ARTICLE 2 : DEFINITIONS

Unless otherwise specifically provided below or elsewhere in this Amendment, the terms defined in the Agreement shall have the same meaning and definition in this Amendment.

ARTICLE 3 : ADDITION OF JAPAN TO THE TERRITORY

Section 1.111 shall be deleted in its entirety and be replaced in lieu thereof with the following:

“Section 1.111 “Territory” means worldwide.”

ARTICLE 4 : ADDITIONAL SIGNING AND LICENSING MILESTONE PAYMENTS

(a)                                  In partial consideration for the acquisition of the license rights in Section 2.01 for Japan under the THERAVANCE IP by ASTELLAS, ASTELLAS shall, subject to THERAVANCE’s reasonable cooperation with procedures required by the relevant Governmental Authority in Japan for ASTELLAS’s payment under this paragraph, within ten (10) Business Days after the Effective Date of the Amendment, pay to THERAVANCE a non-creditable, non-refundable amount of Ten Million United States Dollars (U.S. $10,000,000.00).

(b)                                 In further consideration of the license rights granted for Japan by this Amendment, ASTELLAS shall also pay to THERAVANCE a non-creditable, non-refundable one-time licensing Milestone payment of Five Million United States Dollars (U.S. $5,000,000.00) following the achievement of first Marketing Authorization for Licensed Product by the relevant Government Authority in Japan.

(c)                                  Any and all relevant provisions of ARTICLE 6 of the Agreement shall be applicable.

ARTICLE 5 : TIMING OF DEVELOPMENT AND FILING FOR JAPAN

The Development and Filing of TELAVANCIN in Japan as soon as practical is the Parties’ mutual objective.  To that end, each Party will exercise Diligent Efforts to achieve the timeline set forth as ATTACHMENT A hereto; provided that both Parties mutually recognize that such timeline cannot be achieved without an agreement by the relevant Governmental Authority in Japan to the Development plan which is basis for such timeline and therefore if said agreement is not obtained, the timeline shall be modified accordingly by mutual agreement of the Parties.

ARTICLE 6 : CHANGE IN COMMERCIALIZATION COVENANT

The first sentence of Section 2.03 shall be deleted in its entirety and be replaced in lieu thereof with the following:

Subject to Section 16.06(b), each Party agrees that it and its Affiliates will not Commercialize (alone or with a Third Party) any other compound in the Field in the Territory for a period of [*] from the Effective Date, other than with respect to (i) TD-1792, (ii) the THERAVANCE Compound,

[*]=CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*], whichever is earlier (after which date [*] shall be [*] from the Effective Date).  The exception set forth [*] shall only apply as long as [*].

ARTICLE 7 :DEVELOPMENT RESPONSIBILITY AND EXPENSES FOR JAPAN

ASTELLAS, acting through the TELAVANCIN Product Management Team, shall have the overall responsibility for, and use Diligent Efforts in, assuring the performance of all Development activities for Marketing Authorization in Japan.

Notwithstanding anything to the contrary in the Agreement, all documented, external out-of-pocket costs and expenses reasonably necessary and directly related to Development of the Licensed Product in Japan (“Japan Development Expenses”) shall be shared such that ASTELLAS shall be responsible for [*] of Japan Development Expenses and THERAVANCE shall be responsible for [*] of Japan Development Expenses; provided, however, that THERAVANCE shall not be required to pay ASTELLAS more than [*] pursuant to this paragraph without THERAVANCE’s prior written consent.

ARTICLE 8 : ADDITIONAL TERMINATIONS FOR CAUSE

In addition to those causes set forth in Section 14.03 of the Agreement, ASTELLAS shall have the right to terminate the Agreement in Japan for cause, defined as any (or any combination) of the following occurring:

(i)                                     If the [*] currently [*] THERAVANCE in the [*] Licensed Product [*] in the [*] with [*].  If ASTELLAS chooses to terminate for cause under this Section 8(i), it shall do so within [*] of its receipt from THERAVANCE of the [*].

(ii)                                  If the results of TELAVANCIN Studies do not support submission of a Marketing Authorization application for the Licensed Product in Japan within [*] after the Effective Date of this Amendment.

(iii)                               If the relevant Governmental Authority in Japan refuses to file or declines to approve the Marketing Authorization application for the Licensed Product within [*] after such submission.

(iv)                              If serious safety concerns arise with respect to the Licensed Product that results in its withdrawal from the market in Japan.

Notwithstanding anything to the contrary in the Agreement, in the event of termination of the Agreement in Japan by ASTELLAS pursuant to Section 8(i) above, ASTELLAS shall transfer to THERAVANCE all information relating to the Development and Commercialization of Licensed Product in Japan.

[*]=CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ARTICLE 9 : MISCELLANEOUS CONFORMING CHANGES

(a)           Subsection 2.01(b) shall be deleted in its entirety and be replaced in lieu thereof with the following:

“to develop, have developed, make, have made, use, have used, import and have imported THERAVANCE Compounds, API Compounds and Licensed Products anywhere in the world for the sole purpose of: developing them (and having them developed), selling them and having them sold, using them and having them used, offering them and having them offered for sale, marketing them and having them marketed, and supplying them and having them supplied, for, in or to, in all of the foregoing cases, the Territory.”

(b)           Subsection 2.02(c) shall be deleted in its entirety and be replaced in lieu thereof with the following:

“if ASTELLAS exercises its Opt-In Right, the Parties have a further [*] to negotiate and sign a definitive license, Development and commercialization agreement on substantially the same terms and conditions contained in this Agreement (it being understood by the Parties that they intend to carry over substantially the same economic terms, governance terms and allocation of responsibilities as set forth in this Agreement); and”

[*]=CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

IN WITNESS WHEREOF, THERAVANCE and ASTELLAS have executed this Amendment by the hands of their duly authorized officers as of the Effective Date of the Amendment.

THERAVANCE, INC.		ASTELLAS PHARMA INC.

By:	/s/ Rick E Winningham	By:	/s/ Masafumi Nogimori

Name:	Rick E Winningham	Name:	Masafumi Nogimori

Title:	Chief Executive Officer	Title:	President and Chief Executive Officer

ATTACHMENT A: [*]

[*]=CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.